UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

AEROVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
______________________
181 W. Huntington Drive, Suite 202
Monrovia, CA		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2008, the United States Special Operations Command, or USSOCOM, awarded AeroVironment, Inc. an indefinite delivery/indefinite quantity (IDIQ) contract for All Environment Capable Variant (AECV) Small Unmanned Aircraft Systems, with a maximum potential value of $200,000,000.  The systems consist of AeroVironment’s Puma AE aircraft, ground control systems, spares, repairs and training.

The initial one-year contract provides for four additional one-year option periods, and is expected to be funded under a combination firm, fixed-price, cost-plus-fixed-fee and cost-reimbursable arrangement.  The initial order under the contract provides for the delivery of aircraft, ground control systems, initial spare parts, training, shipping and travel and is valued and fully funded at $6,002,654.  As this is an IDIQ contract, USSOCOM has no obligation to buy additional products or services under this contract beyond the initial order.

On July 2, 2008, AeroVironment, Inc. issued a press release announcing the award. The press release is furnished at Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 2, 2008, AeroVironment, Inc. issued a press release announcing the contract with USSOCOM.  A copy of the press release is attached hereto as Exhibit 99.1.  The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any filing of AV, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

 (d)          Exhibits.

Exhibit
Number                  Description

99.1	Press release issued by AeroVironment, Inc., dated July 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AEROVIRONMENT, INC.

Date:           July 2, 2008                                                                                          By:           /s/ Timothy E. Conver
                                         Timothy E. Conver
                                         Chairman, President and Chief Executive Officer